Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Roka Bioscience, Inc. (the “Company”) hereby certifies to his knowledge that the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2014

/s/ Paul G. Thomas
Paul G. Thomas
President and Chief Executive Officer
(Principle Executive Officer)
Date: November 10, 2014

/s/ Steven T. Sobieski
Steven T. Sobieski
Senior Vice President and Chief Financial Officer
(Principle Financial and Accounting Officer)